AMENDED, RESTATED AND CONSOLIDATED

LOAN AGREEMENT

This Amended, Restated and Consolidated Loan Agreement (as amended, modified, restated and supplemented from time to time, this “Agreement”) is entered into as of April 30, 2010, by and between WELLS FARGO BANK, N.A., successor by merger to Wachovia Bank, National Association (the “Bank”), having an address of Jacksonville, Florida, 32202, and BLUEGREEN CORPORATION, a Massachusetts corporation (“BXG”), BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation (“BVU”), BLUEGREEN LOUISIANA, LLC, a Delaware limited liability company (“BXG Louisiana”; together with BXG and BVU, collectively, “Pledgors”), and the other Subsidiaries of BXG and BVU listed on the signature pages hereto (the “Other Subsidiaries”; together with Pledgors, collectively, “Borrowers”), having an address of 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431.

Recitals:

BVU and Bank are parties to that certain Loan Agreement dated as of May 8, 2006 (as amended, modified, restated and supplemented from time to time, the “Rocky River Loan Agreement”), pursuant to which, among other things, (a) Bank made a loan to BVU in the original principal amount of $4,640,000 (the “Rocky River Loan”), (b) BVU issued a $4,640,000 Promissory Note dated as of May 8, 2006 payable to the order of Bank (as amended, modified, restated and supplemented from time to time, the “Rocky River Note”), (c) BVU delivered that certain Deed of Trust, Assignment of Rents and Security Agreement dated as of May 8, 2006 (as amended, modified, restated and supplemented from time to time, the “Rocky River DOT”) encumbering BVU’s interests in the real property and related collateral described therein (the “Rocky River Real Estate”) as security for, among other things, BVU’s obligations with respect to the Rocky River Loan, and (d) BXG issued an Unconditional Guaranty dated as of May 8, 2006 in favor of Bank (as amended, modified, restated and supplemented from time to time, the “Rocky River Guaranty”; together with the Rocky River Loan Agreement, the Rocky River Note, the Rocky River DOT, and the other agreements, documents and instruments executed in connection therewith, the “Rocky River Loan Documents”).

BVU, BXG, certain of the Other Subsidiaries and Bank are parties to that certain Sixth Amended and Restated Loan Agreement dated as of August 8, 2007 (as amended, modified, restated and supplemented from time to time, the “LOC Agreement”), pursuant to which, among other things, (a) Bank made a line of credit available to BVU, BXG and the Other Subsidiaries in the maximum principal amount of $15,700,000 (the “LOC”), and (b) BVU, BXG and such Other Subsidiaries issued a $15,700,000 Seventh Amended and Restated Promissory Note dated as of July 30, 2009 payable to the order of Bank (as amended, modified, restated and supplemented from time to time, the “LOC Note”; together with the LOC Agreement and the other agreements, documents and instruments executed in connection therewith, the “LOC Loan Documents”).

BVU and Bank are parties to that certain Loan Agreement dated as of December 19, 2007 (as amended, modified, restated and supplemented from time to time, the “Patrick Henry Square Loan Agreement”), pursuant to which, among other things, (a) Bank made a loan to BVU in the original principal amount of $12,080,000 (the “Patrick Henry Square Loan”), (b) BVU issued a $12,080,000 Amended and Restated Promissory Note dated as of July 31, 2008 payable to the order of Bank (as amended, modified, restated and supplemented from time to time, the “Patrick Henry Square Note”), (c) BVU delivered that certain Deed of Trust, Assignment of Rents and Security Agreement dated as of December 19, 2007 (as amended, modified, restated and supplemented from time to time, the “Patrick Henry Square DOT”) encumbering BVU’s interests in the real property and related collateral described therein (the “Patrick Henry Square Real Estate”) as security for, among other things, BVU’s obligations with respect to the

Patrick Henry SquareLoan, and (d) BXG issued an Unconditional Guaranty dated as of December 19, 2007 in favor of Bank (as amended, modified, restated and supplemented from time to time, the “Patrick Henry Square Guaranty”; together with the Patrick Henry Square Loan Agreement, the Patrick Henry Square Note, the Patrick Henry Square DOT, and the other agreements, documents and instruments executed in connection therewith, the “Patrick Henry Square Loan Documents”).

BXG Louisiana and Bank (as successor to Wachovia Financial Services, Inc.) are parties to that certain Loan Agreement dated as of June 10, 2008 (as amended, modified, restated and supplemented from time to time, the “La Pension Loan Agreement”), pursuant to which, among other things, (a) Bank made a loan to BXG Louisiana in the original principal amount of $6,100,604 (the “La Pension Loan”), (b) BXG Louisiana issued a $6,100,604 Promissory Note dated as of June 10, 2008 payable to the order of Bank (as amended, modified, restated and supplemented from time to time, the “La Pension Note”), (c) BXG Louisiana delivered that certain Real Estate Mortgage, Assignment of Rents and Security Agreement dated as of June 10, 2008 (as amended, modified, restated and supplemented from time to time, the “La Pension Mortgage”) encumbering BXG Louisiana’s interests in the real property and related collateral described therein (the “La Pension Real Estate”) as security for, among other things, BXG Louisiana’s obligations with respect to the La Pension Loan, and (d) BVU and BXG each issued an Unconditional Guaranty dated as of June 10, 2008 in favor of Bank (as amended, modified, restated and supplemented from time to time, the “La Pension Guaranty”; together with the La Pension Loan Agreement, the La Pension Note, the La Pension Mortgage, and the other agreements, documents and instruments executed in connection therewith, the “La Pension Loan Documents”).

BVU and Bank are parties to that certain Loan Agreement dated as of July 31, 2008 (as amended, modified, restated and supplemented from time to time, the “Liberty Inn Loan Agreement”), pursuant to which, among other things, (a) Bank made a loan to BVU in the original principal amount of $11,500,000 (the “Liberty Inn Loan”), (b) BVU issued a $11,500,000 Promissory Note dated as of July 31, 2008 payable to the order of Bank (as amended, modified, restated and supplemented from time to time, the “Liberty Inn Note”), (c) BVU delivered that certain Deed of Trust, Assignment of Rents and Security Agreement dated as of July 31, 2008 (as amended, modified, restated and supplemented from time to time, the “Liberty Inn DOT”) encumbering BVU’s interests in the real property and related collateral described therein (the “Liberty Inn Real Estate”) as security for, among other things, BVU’s obligations with respect to the Liberty Inn Loan, and (d) BXG issued an Unconditional Guaranty dated as of July 31, 2008 in favor of Bank (as amended, modified, restated and supplemented from time to time, the “Liberty Inn Guaranty”; together with the Liberty Inn Loan Agreement, the Liberty Inn Note, the Liberty Inn DOT, and the other agreements, documents and instruments executed in connection therewith, the “Liberty Inn Loan Documents”).

As used herein, (a) the Rocky River Loan, the LOC, the Patrick Henry Square Loan, the La Pension Loan, and the Liberty Inn Loan are referred to collectively as the “Existing Loans”, (b) the Rocky River Loan Agreement, the LOC Agreement, the Patrick Henry Square Loan Agreement, the La Pension Loan Agreement, and the Liberty Inn Loan Agreement are referred to collectively as the “Existing Loan Agreements”, (c) the Rocky River Note, the LOC Note, the Patrick Henry Square Note, the La Pension Note, and the Liberty Inn Note are referred to collectively as the “Existing Notes”, (d) the Rocky River Real Estate, the Patrick Henry Square Real Estate, the La Pension Real Estate, and the Liberty Inn Real Estate are referred to collectively as the “Existing Real Estate”, (e) the Rocky River DOT, the Patrick Henry Square DOT, the La Pension Mortgage, and the Liberty Inn DOT are referred to collectively as the “Existing Mortgages”, and (f) the Rocky River Loan Documents, the LOC Loan Documents, the Patrick Henry Square Loan Documents, the La Pension Loan Documents, and the Liberty Inn Loan Documents are referred to collectively as the “Existing Loan Documents”.

The Patrick Henry Loan and the LOC are scheduled to mature on April 30, 2010, and the failure of the applicable Borrowers to pay such Existing Loans at maturity would create a cross-default under the other Existing Loans which could result in the acceleration of the maturities thereof.

In connection therewith, each of the Borrowers has requested that Bank extend the maturities of the Existing Loans and restructure certain of the terms and conditions applicable to the Existing Loans, including the repayment terms applicable thereto.

Bank is willing to grant Borrowers’ request for an extension and restructuring of the Existing Loans, subject to the terms and conditions set forth herein and in the other Loan Documents (as hereafter defined), including, without limitation, (a) each Borrower’s agreement to be jointly and severally liable for all of the obligations under and with respect to the Existing Loans, as amended hereby, (b) the amendment of the Existing Mortgages to provide that each of the Existing Mortgages secures, among other things, Borrowers’ joint and several obligations with respect to the Existing Loans, as amended hereby, (c) the granting by BVU of mortgages, deeds of trust and other encumbrances with respect to the properties described on Appendix 1 attached hereto (the “Additional Real Estate”; the Additional Real Estate and the Existing Real Estate are hereafter referred to collectively as the “Properties”) as security for Borrowers’ joint and several obligations with respect to the Existing Loans, as amended hereby, and (d) the pledge by BXG of its right, title and interest in the Securitization Interests (as described and defined in Appendix 2 attached hereto) as security for Borrowers’ joint and several obligations with respect to the Existing Loans, as amended hereby.

In order to induce Bank to grant Borrowers’ request for an extension and restructuring of the Existing Loans, Borrowers have agreed to the terms and conditions described above and contained elsewhere in this Agreement and the other Loan Documents (as defined below), including, without limitation, (a) the joint and several liability of all Borrowers for the Existing Loans, as amended hereby, and (b) the pledging of the Properties and Securitization Interests as collateral for all of the Existing Loans, as amended hereby.

In order to induce Bank to grant Borrowers’ request for an extension and restructuring of the Existing Loans, Borrowers hereby represent and warrant to Bank that (a) the business of Borrowers is a joint and common enterprise, (b) Borrowers maintain centralized and consolidated accounting, tax, computer, and cash management systems, with all cash of each Subsidiary of BXG being swept to BXG, and with BXG paying all accounts payable, payroll and other obligations of its Subsidiaries, (c) as such, the successful business operations, financial well-being, liquidity and condition of each Borrower is of direct and substantial benefit to each other Borrower, and (d) Borrowers, on a consolidated basis, are solvent as of the date hereof, both before and after giving effect to the transactions contemplated hereby, and have a reasonable amount of capital to pay all of their debts and carry on their business as now conducted and as contemplated to be conducted in the future.

As of the date hereof, the outstanding balance of principal and accrued interest on the Existing Loans is accurately set forth below:

Loan	Principal	Interest
Rocky River Loan	$3,731,333.49	$6,784.00
LOC	$14,500,000.00	$24,274.46
Patrick Henry Square Loan	$10,480,000.00	$8,345.80
La Pension Loan	$3,664,281.58	$7,695.33
Liberty Inn Loan	$4,000,000.00	$3,185.42
Total	$36,375,615.07	$50,285.01

All of the principal, interest and other amounts outstanding with respect to the Existing Loans is owing by Borrowers without any right of offset, recoupment, claim, counterclaim or other defense whatsoever.

On the date hereof, Borrowers have paid to Bank all of such accrued interest and have made a principal payment of $400,000 on the Existing Loans. Furthermore, Borrowers have agreed to be jointly and severally liable for the outstanding principal balance of $35,975,615.07 owing on the Existing Loans (which balance reflects the application of the $400,000 principal payment), as amended hereby (as so amended, the “Refinancing Loan”).

Together with the execution and delivery of this Agreement, Borrowers have executed and delivered to Bank (a) the $35,975,615.07 Amended, Restated and Consolidated Promissory Note of even date herewith payable to the order of Bank (as amended, modified, restated and supplemented from time to time, the “Refinancing Note”) evidencing Borrowers’ joint and several obligations with respect to the Refinancing Loan, (b) one or more modification agreements such that the Existing Real Estate shall secure, in addition to the Existing Loans secured thereby in accordance with the respective terms of the Existing Mortgages, Borrowers’ joint and several obligations with respect to the Refinancing Loan, (c) one or more mortgages, deeds of trust, and other instruments pledging the Additional Real Estate to Bank as security for Borrowers’ joint and several obligations with respect to the Refinancing Loan, (d) one or more assignments, pledges and other instruments pledging the Securitization Interests to Bank as security for Borrowers’ joint and several obligations with respect to the Refinancing Loan, and (e) certain other agreements, documents, instruments and certificates with respect to this Agreement and the Refinancing Loan.

The terms “Affiliates,” “Loan Documents,” “Obligations,” “Subsidiaries,” and “Third Party Default” as used in this Agreement, are defined in the Refinancing Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to grant Borrowers the extensions and other accommodations described above and herein, in each case upon the terms and subject to the conditions set forth herein and in the other Loan Documents, and Bank and Borrowers agree as follows:

AMENDMENT, RESTATEMENT AND CONSOLIDATION. Each Borrower and Bank acknowledges and agrees that (a) each of the Existing Loans and Existing Loan Documents is amended, restated and consolidated in accordance with the terms set forth herein and in the other Loan Documents, (b) the execution and delivery of this Agreement shall not constitute a novation, waiver or release of any of the Existing Loans, (c) all liens and security interests granted to Bank under the Existing Loan Documents shall continue in full force and effect, with the same priority as set forth therein or applicable thereto, except as expressly amended in connection herewith, (d) the Refinancing Loan shall be due and payable in accordance with the terms set forth herein and in the Refinancing Note, and (e) the Refinancing Loan represents an amendment, restatement and consolidation of the Existing Loans, which have been fully funded, and, as such, Bank has no obligation whatsoever to make any additional loans or advances to any Borrower and no Borrower has any right whatsoever to reborrow any amount that is hereafter repaid under this Agreement or the Refinancing Note.

SECURITY; CROSS-COLLATERALIZATION. Borrowers have granted or will grant to Bank a security interest in the Collateral described in the Loan Documents and such other security instruments as are executed from time to time, including, but not limited to, Mortgages with respect to each of the Properties, and pledges of the Securitization Interests, all of which Collateral shall secure all of the Obligations. As more fully set forth in the Cross-Collateralization and Cross-Default Agreement dated of even date herewith among Borrowers, Bank, and Wells Fargo Capital Finance, LLC f/k/a Wells Fargo Foothill, LLC (“WFCF”), each Borrower acknowledges and agrees that (a) the Obligations secured by the Collateral include all now existing and hereafter arising obligations and liabilities of Borrowers to WFCF (the “WFCF Obligations”), and (b) the obligations and liabilities secured by any and all collateral now or hereafter granted, pledged or assigned by any Borrower to WFCF include all of the Obligations hereunder; provided, that, (i) if no Default exists hereunder at the time of the payment in full of all WFCF Obligations, then the Obligations shall cease to be secured by the collateral granted to WFCF (but not the Collateral) at such time, and (ii) if no default or event of default exists under any credit facility between any Borrower and WFCF at the time of the payment in full of all Obligations hereunder, then the WFCF Obligations shall cease to be secured by the Collateral granted to Bank under the Loan Documents (but not the collateral granted to WFCF under or in connection with any such credit facility) at such time.

SECURITIZATION INTERESTS. Borrowers acknowledge that Appendix 2 attached hereto contains certain terms and conditions that are applicable to the Securitization Interests and the pledge thereof to Bank, all of which terms and conditions are incorporated into this Agreement by reference and shall be a part hereof.

REPRESENTATIONS. Borrowers represent that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrowers’ consolidated financial condition will accurately reflect Borrowers’ consolidated financial condition as of the date(s) thereof (including all material asserted contingent liabilities of every type), and each Borrower further represents that such consolidated financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by each Borrower of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of each Borrower, and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of any Borrower, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting any Borrower, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of any Borrower’s assets, or (iii) give cause for the acceleration of any obligations of any Borrower or any Subsidiary to any other creditor. Asset Ownership. The applicable Borrower has good and marketable title to the Existing Real Estate, Additional Real Estate, Securitization Interests, all other Collateral for the Refinancing Loan, and, except as required by GAAP, all properties and assets reflected on the most recent balance sheet provided by Borrowers to Bank, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise contemplated by the Loan Documents or disclosed to Bank by Borrowers in writing and approved by Bank, in the case of the Collateral, or as otherwise disclosed in such balance sheet in the case of other properties and assets (“Permitted Liens”). In addition, all capital stock BVU, BXG Louisiana and each Other Subsidiary is free and clear of liens, pledges and encumbrances. To each Borrower’s knowledge, no Third Party Default has occurred under any Permitted Liens and no material claims or interests adverse to any Borrower’s present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Each Borrower has duly filed, paid and/or discharged when due all taxes or other claims that may become a lien on any of the

Collateral or any of its other property and assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained if required by GAAP. Sufficiency of Capital. Borrowers, on a consolidated basis, are not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrowers in connection with the Refinancing Note and any other Loan Documents, Borrowers, on a consolidated basis, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time. Compliance with Laws. Each Borrower and any Subsidiary and Affiliate of any Borrower are in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if applicable with respect to the Collateral. No Borrower, nor any Subsidiary or Affiliate of any Borrower, is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC. The proceeds from the Refinancing Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time. “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://wwvv.treas.gov/offices/enforcement/ofaciprograms/index.shtml, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC. Organization and Authority. Each Borrower is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporation, partnership or limited liability company Borrower is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a Material Adverse Effect. No Litigation. There are no material pending suits, claims or demands against any Borrower which would have a Material Adverse Effect that have not been disclosed in BXG’s periodic filings with the Securities and Exchange Commission (“SEC”) or to Bank by Borrowers in writing, and approved by Bank. To the best of each Borrower’s knowledge, there are no threatened suits, claims or demands against any Borrower which would have a Material Adverse Effect that have not been disclosed to Bank by Borrowers in writing, and approved by Bank. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by any Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No “Prohibited Transaction” or “Reportable Event” (as both terms are defined by ERISA) has occurred with respect to any such plan. Recitals. Each Borrower hereby confirms that it has read all of the Recitals to this Agreement, that all such Recitals are true and correct in all respects, and that such Borrower understands that Bank is relying on the accuracy of the Recitals hereto in agreeing to provide Borrowers the accommodations described herein. Underwriting Guidelines. Attached hereto as Exhibit B are true and correct copies of Borrowers’ current underwriting guidelines in connection with the financing by BXG of timeshare interests (including the Timeshare Interests). Indemnity. Borrowers will jointly and severally indemnify Bank and its affiliates from and against any losses, liabilities, claims, damages, penalties or fines imposed upon, asserted or assessed against or incurred by Bank arising out of the inaccuracy or breach of any of the representations contained in this Agreement or any other Loan Documents.

AFFIRMATIVE COVENANTS. Borrowers agree that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrowers will: Access to Books and Records. Allow Bank, or its agents, during normal business hours and upon prior advance written notice, access to the books, records and such other documents of Borrowers as Bank shall reasonably require, and allow Bank to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. Business Continuity. Conduct each Borrower’s business in substantially the same manner as such business is now and has previously been conducted. Certificate of Full Compliance. Deliver to Bank a covenant compliance certificate, including calculations of all covenants that are then applicable, with the Annual Financial Statements, Quarterly Financial Statements and Monthly Financial Statements required herein. Such certificate shall be in substantially the same form as Schedule 1 attached hereto and made a part hereof, and shall be certified by the Chief Financial Officer of BXG to be true and correct to the best of the Chief Financial Officer’s knowledge. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in 11 U.S.C. § 101, as in effect from time to time. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts taxes, and liabilities of whatever nature or amount, except those which Borrowers in good faith dispute. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements sent by any Borrower to its stockholders, and all regular or periodic reports required to be filed by any Borrower with any governmental agency or authority, excluding federal, state and local tax returns, business license and registration reports, and SEC filings on Form 8-K, unless reasonably requested in writing by Bank. Bank acknowledges that BXG’s timely filings with the SEC using the EDGAR System will constitute prompt delivery to Bank of such items. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Refinancing Loan and, to its knowledge, whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to all of their properties and assets (including the Properties) and Borrowers’ business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance, all in such amounts and from such companies as may be reasonably acceptable to Bank. Maintain Properties. Maintain, preserve and keep all of their properties and assets (including the Properties) in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of Borrowers’ business, unless prohibited by the Loan Documents. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrowers are taking or propose to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any event or circumstance that could reasonably be expected to have a Material Adverse Effect; (ii) any default under any material agreement, contract or other instrument to which any Borrower is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by any Borrower; (iii) any material adverse claim against or affecting any Borrower or any part of its properties; provided, that, Bank acknowledges that disclosure of all such matters related to the foregoing clauses (i)-(iii) in BXG’s SEC filings constitutes notice thereof to Bank; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit in an amount which would require BXG to disclose such litigation or proceeding to the SEC; provided, that, Bank acknowledges that disclosure of all such matters in BXG’s SEC filings constitutes notice thereof to Bank; and (v) at least 7 days prior thereto, any change in any Borrower’s name or address as shown above (or on the signature pages hereto), and/or any change in any Borrower’s organizational structure (e.g., any change from a corporation to a partnership). Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrowers which Bank may reasonably request. Dissolution/Merger of Certain Subsidiaries. In the event that, within 180 days after the date hereof, any of Bluegreen Communities of Houston-I, LLC, Carolina National Golf Club, Inc., BXG Acquisition Corp., Bluegreen Carolina Lands, LLC, Bluegreen West Corporation, Bentwater Realty, Inc., Brickshire Realty, Inc., Texas Hill Country Realty, Inc., Preserve at Jordan Lake Realty, Inc., and Bluegreen Corporation of the Rockies have not been dissolved or been merged into another Borrower (with such Borrower remaining as the survivor of such merger), then BXG shall cause each such Subsidiary that has not been so dissolved or merged out of existence to join this Agreement as a Borrower and to execute and deliver such joinder agreements, certificates, opinions and other items as Bank may reasonably request, all to be completed prior to the 180th day after the date hereof.

NEGATIVE COVENANTS. Borrowers agree that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrowers will not: Default on Other Contracts or Obligations. Permit one or more Borrowers or Subsidiaries to default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in excess of $2,000,000 in the aggregate for monetary defaults and $15,000,000 in the aggregate for non-monetary defaults, which defaults are not cured within any applicable cure periods. Government Intervention. Permit the making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of any Borrower is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment in excess of $1,000,000, or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any of their properties and assets (including the Properties) or any of their debts, not dismissed or bonded within thirty (30) days. Prepayment of Other Debt. Prepay or retire any long-term debt entered into prior to the date of this Agreement in advance of their obligation to do so other than (a) in connection with the refinancing thereof, (b) from the proceeds of any debt or equity interests issued by BXG after the date hereof, or (c) the required payment of mandatory release percentage payments as a function of sales of collateral securing any such debt. Dividends, Distributions and Restricted Payments. Permit BXG to (a) make any distributions or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire, any of BXG’s capital stock, or (b) pay principal, interest or any other amount on any debt that has been or hereafter is subordinated to the Obligations except in accordance with the subordination provisions applicable thereto. Sales and Transfers of Assets. Sell, transfer or dispose of, or permit any Other Subsidiary to sell, transfer or dispose of, any right, title or interest in any of their properties or assets (including the Collateral), except for Permitted Dispositions; provided, however, that the sale of assets (other than Collateral) by BXG or any of its Subsidiaries in connection with a securitization transaction or similar sale or financing facility shall not be limited or restricted in any manner whatsoever by the foregoing and no consent of the Bank shall be required. Liens. Permit any of the Collateral to be subject to any lien, security interest, mortgage, pledge, assignment or other encumbrance whatsoever, other than Permitted Liens. Underwriting Guidelines. Make any changes or revisions to the underwriting guidelines of BXG if such changes or revisions, as a whole, could reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, in the event BXG makes any material changes or revisions to any of its underwriting guidelines, Borrowers shall promptly provide notice to Bank and copies to Bank of all such changes and revisions.

ANNUAL FINANCIAL STATEMENTS. Borrowers shall deliver to Bank, within ninety-one (91) days after the close of each fiscal year, audited financial statements reflecting their operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, all on a consolidated basis with respect to BXG and its Subsidiaries, and in reasonable detail, prepared in conformity with GAAP, except as disclosed in the notes to such financial statements. Filing of such financial statements with the SEC within ninety-one (91) days after the close of each fiscal year shall constitute Borrowers’ timely delivery of same to Bank. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by BXG or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank’s approval. Notwithstanding the foregoing, any adverse, qualified or scope limitation with BXG’s audit opinion relative to Section 404 of the Sarbanes-Oxley Act of 2002 will not make an otherwise unqualified opinion on the financial statement audit unacceptable to Bank unless, in Bank’s opinion, such adverse, qualified or scope limitation is material in nature, including, without limitation, calling into question the effectiveness of BXG’s internal control under Section 404. BXG shall provide Bank with a copy of any management letter addressed to it from such independent accountant.

MONTHLY/QUARTERLY FINANCIAL STATEMENTS. Borrowers shall deliver to Bank, within thirty (30) days after the end of each fiscal month (sixty (60) days in the case of any fiscal month end that is also a fiscal quarter end), unaudited management-prepared financial statements including, without limitation, a balance sheet, profit and loss statement, and, in the case of each fiscal quarter end, a statement of cash flows, with supporting schedules; all on a consolidated basis with respect to BXG and its Subsidiaries, all in reasonable detail and prepared in conformity with GAAP, except as disclosed in the notes to such financial statements and except for certain GAAP adjustments which are only recorded by Borrowers on a quarterly basis consistent with past practices. Such statements shall be certified as to their correctness pursuant to the foregoing standards by the Chief Financial Officer of BXG.

ANNUAL PROJECTIONS. Borrowers shall deliver to Bank, as soon as available, but in any event not later than 60 days after the commencement of each of Borrowers’ fiscal years, copies of Borrowers’ Projections (including a budget and operating plan), in form and substance (including as to scope and underlying assumptions) satisfactory to Bank, for such fiscal year, certified by the Chief Financial Officer of BXG as being such officer's good faith best estimate of the financial performance of Borrowers during the period covered thereby. “Projections” shall mean Borrowers’ forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow forecasts, all prepared on a basis consistent with Borrowers’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

COLLATERAL REPORTING. Borrowers shall deliver to Bank (a) in addition to all reports as are required to be delivered under the documents relating to the Securitization Interests or under the terms set forth on Appendix 2 attached hereto, such additional reports and certificates as Bank may reasonably request from time to time in connection with the Securitization Interests and the covenants set forth under the heading “Portfolio Covenants” set forth below, and (b) such other reports as to the Collateral, or the financial condition of Borrowers, as Bank may reasonably request from time to time.

FINANCIAL COVENANTS. Borrowers agree to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, and all financial covenants shall be calculated on a consolidated basis, using the financial information for BXG and its consolidated Subsidiaries, as applicable: Minimum Adjusted Tangible Net Worth. BXG shall maintain, on a consolidated basis, at all times, Adjusted Tangible Net Worth of at least the sum of (a) $700,000,000 plus (b) 50% of the cumulative annual audited net income (excluding loss years) of BXG and its consolidated Subsidiaries, on a consolidated basis, adjusted annually commencing with the fiscal year ending December 31, 2010. “Adjusted Tangible Net Worth” shall mean total assets minus Adjusted Total Liabilities. For purposes of this computation, the aggregate amount of any intangible assets of BXG and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets. “Adjusted Total Liabilities” shall mean the sum of all liabilities of BXG and its consolidated Subsidiaries on a consolidated basis, excluding deferred income, any non-recourse obligations backed by vacation ownership receivables, and debt fully subordinated to Bank on terms and conditions acceptable to Bank in its sole discretion, but including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, all in accordance with GAAP. This covenant will be tested quarterly upon Bank’s receipt of the Quarterly Financial Statements required herein. Adjusted Total Liabilities to Adjusted Tangible Net Worth Ratio. BXG shall maintain, on a consolidated basis, at all times, a ratio of Adjusted Total Liabilities to Adjusted Tangible Net Worth of not more than 0.80 to 1.00. “Adjusted Total Liabilities” and “Adjusted Tangible Net Worth” shall have the meanings set forth above. This covenant will be tested quarterly upon Bank’s receipt of the Quarterly Financial Statements required herein. EBITDA to Interest Expense Ratio. BXG shall maintain, on a consolidated basis, at all times an EBITDA to Interest Expense Ratio of not less than 1.25 to 1.00. “EBITDA to Interest Expense Ratio” shall mean (a) the sum of earnings before interest expense, taxes, depreciation expense, amortization, non-controlling interest and other non-cash charges (including, but not limited to, non-cash asset impairment charges, non-cash loss on sale of assets, non-cash provision for loan losses, etc.), divided by (b) consolidated interest expense, in each case as calculated for BXG and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP for the four fiscal quarterly periods then ending. This covenant shall be tested quarterly upon Bank’s receipt of the Quarterly Financial Statements required herein. Liquidity Requirement. BXG and its consolidated Subsidiaries shall maintain, on a consolidated basis, unencumbered Liquid Assets of not less than the applicable amount set forth below:

Fiscal Quarter End	Minimum Liquid Assets
June 30, 2010	$14,000,000
September 30, 2010	$34,000,000
December 31, 2010	$32,000,000
March 31, 2011	$23,000,000
June 30, 2011	$21,000,000
September 30, 2011	$25,000,000
December 31, 2011	$28,000,000

“Liquid Assets” shall mean the sum of all unrestricted cash and Cash Equivalents. “Cash Equivalents” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) (i) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (ii) bank deposit accounts maintained with any bank that satisfies the criteria described in clause (i) above, or any other bank organized under the laws of the United States or any state thereof, so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (iii) repurchase obligations of any commercial bank satisfying the requirements of clause (i) above or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d)(i) above, provided, that, up to 15% of the applicable minimum Liquid Assets requirement may be included in Liquid Assets pursuant to this clause (d) with respect to funds held at banks that do not satisfy the minimum capital and surplus requirements set forth herein or that are organized under the laws of Canada or any province thereof, (e) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (f) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above. This covenant shall be tested quarterly upon Bank’s receipt of the Quarterly Financial Statements required herein. Account Relationships. BXG has established and shall maintain its primary depository account relationships with Bank.

PORTFOLIO COVENANTS. As used in this Section, the following terms shall have the respective meanings set forth below:

“Aggregate Loan Balance” means the sum of the Loan Balances.

“Aruba Club Loan” shall mean all timeshare loans originated by Bluegreen Properties, N.V., Aruba corporation, on or after January 26, 2004, each secured by share certificates issued by the timeshare cooperative association of La Cabana Resort (as used herein the term “La Cabana Resort” shall mean the resort located in Aruba known as the La Cabana Beach Resort and Racquet Club).

“Aruba Non-Club Loan” shall mean timeshare loans originated by Bluegreen Properties, N.V., Aruba corporation, prior to January 26, 2004, each evidenced by a purchase and finance agreement between an obligor and Bluegreen Properties, N.V. pursuant to which such obligor financed the purchase of shares issued by the timeshare cooperative association of La Cabana Resort.

“Club” shall mean the Bluegreen Vacation Club Trust formed pursuant to that certain Bluegreen Vacation Club Trust Agreement, dated as of May 18, 1994, by and between Bluegreen Vacations Unlimited, Inc. and Vacation Trust Inc., a Florida corporation, as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Club.

“Club Loans” shall mean, collectively, the Deeded Club Loans and the Aruba Club Loans.

“Conversion Loan” shall mean a loan originated to finance the fee related to the conversion of an Oasis Lakes Loan, a non-Club RDI Loan, an Aruba Non-Club Loan or other non-Club Loan to a Club Loan.

“Deeded Club Loan” shall mean a timeshare loan (including a timeshare loan relating to a resort within the Bluegreen Vacation Club designated as an outdoor, wilderness experiential resort that is secured by a unit that consists of a platform tent, cabin, or a campsite for a recreational vehicle) originated by BXG and evidenced by a mortgage note and secured by a first mortgage on a fractional fee simple timeshare interest in a unit or an undivided interest in a resort (or a phase thereof) associated with a unit.

“Defaulted Portfolio Loan” shall mean any Portfolio Loan in respect to which the related obligor’s beneficial interest in the related timeshare property has been terminated and such timeshare property has been made available for resale in accordance with the procedures of the Club and/or the Servicer.

“Land Receivable” shall mean a loan which was originated in connection with a sale of property by Bluegreen Communities where BXG provided seller financing for the purchase of such property.

“Loan Balance” shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Portfolio Loan (including a Defaulted Portfolio Loan).

“Oasis Lakes Loan” shall mean a loan which was originated in connection with a sale of timeshare properties at the Oasis Lakes Resort by Lake Eve Development.

“Portfolio Default Level” shall mean for any Test Date, the product of (i) 12 and (ii) (A) an amount equal to the sum of the Loan Balances of Portfolio Loans which became Defaulted Portfolio Loans (net of Portfolio Loans which have been made current by the related obligor) during the specified month (which may consist of either 4 or 5 weekly periods), divided by (B) the Aggregate Loan Balance of all Portfolio Loans as of the Test Date (expressed as a percentage); provided, however, that the calculation of the Portfolio Default Level shall not include any Portfolio Loans for which the related obligor failed to make any of the first two (2) payments under the terms of any such Portfolio Loan after its origination.

“Portfolio Delinquency Level” shall mean for any Test Date, an amount equal to the sum of the Loan Balances of Portfolio Loans (other than the sum of the Loan Balances of all Defaulted Portfolio Loans serviced by Servicer at such Test Date) serviced by Servicer that are 61 days or more delinquent as of such Test Date divided by the Aggregate Loan Balance of all Portfolio Loans serviced by Servicer as of such Test Date (expressed as a percentage).

“Portfolio Loans” shall mean all assets serviced by Servicer other than Land Receivables, RDI Loans, Sampler Loans, Conversion Loans, Oasis Lakes Loans and loans serviced for third parties which were not originated pursuant to BXG’s VOI credit underwriting policy.

“RDI Loan” shall mean a timeshare loan originated by RDI Group, Inc. or one of its affiliates (other than BXG).

“Sampler Loan” shall mean a loan originated by BXG pursuant to the terms of a Sampler Program Agreement ( as used herein, the term “Sampler Program Agreement” means a Bluegreen Vacation Club Sampler Program Agreement pursuant to which a purchaser thereunder obtains those certain benefits set forth therein which comprise the “Sampler Membership” and, subject to the terms and conditions thereof, has the opportunity to convert such Sampler Membership into full ownership in the Bluegreen Vacation Club multi-site timeshare plan).

“Servicer” shall mean BXG or one of its wholly owned subsidiaries that performs loan servicing responsibilities.

“Test Date” shall mean the last Servicer Portfolio Business Day of each calendar month. As used herein, the term “Servicer Portfolio Business Day” shall mean any business day of Servicer as servicer of the Portfolio Loans.

BXG agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, and all such covenants shall be calculated on a consolidated basis, using the financial information for BXG and its Subsidiaries, as applicable: Maximum Portfolio Delinquency Level. The average Portfolio Delinquency Level for the last three Test Dates shall be less than or equal to 6.0%. This covenant will be tested monthly as of the most recent Test Date and provided to Bank along with the Monthly Financial Statements required herein. Maximum Portfolio Default Level. The average Portfolio Default Level for the last three Test Dates shall be less than or equal to 19.0%. This covenant will be tested monthly as of the most recent Test Date and provided to Bank along with the Monthly Financial Statements required herein.

BXG SERVICER TRIGGER EVENT. A BXG Servicer Trigger Event shall be deemed to exist in the event that:

1.

in respect of 2004-B, on any Determination Date, (a) for the last 3 Due Periods, the average Delinquency Level for Timeshare Loans that are 61 days or more delinquent is equal to or greater than 6%, (b) for the last six Due Periods, the average Default Level is equal to or greater than 10%, or (c) the Cumulative Default Level is equal to or greater than 22%. The foregoing BXG Servicer Trigger Events shall be deemed cured and no longer continuing on the first Determination Date after any of their respective occurrences on which none of such BXG Servicer Trigger Events exists. The term “2004-B” used above shall mean that certain term securitization transaction related to the Notes issued by BXG Receivables Note Trust 2004-B (“2004-B Issuer”) pursuant to that certain Indenture dated as of June 15, 2004, by and among the 2004-B Issuer, Vacation Trust, Inc., Bluegreen Corporation, Concord Servicing Corporation and U.S. Bank National Association (as amended, the “2004-B Indenture”). Capitalized terms used above in this item 1 shall have the meaning given them in the 2004-B Indenture, as in effect on the date hereof.

2.

in respect of 2005-A, on any Determination Date, (a) for the last 3 Due Periods, the average Delinquency Level for Timeshare Loans that are 61 days or more delinquent is equal to or greater than 6%, (b) the average of the Default Levels for the last 3 Due Periods exceeds 0.60%, or (c) the Cumulative Default Level is equal to or greater than 24%. The foregoing BXG Servicer Trigger Events shall be deemed cured and no longer continuing on the first Determination Date after any of their respective occurrences on which none of such BXG Servicer Trigger Events exists. The term “2005-A” used above shall mean that certain term securitization transaction related to the Notes issued by BXG Receivables Note Trust 2005-A (“2005-A Issuer”) pursuant to that certain Indenture dated as of December 15, 2005, by and among the 2005-A Issuer, Vacation Trust, Inc., Bluegreen Corporation, Concord Servicing Corporation and U.S. Bank National Association (as amended, the “2005-A Indenture”). Capitalized terms used above in this item 2 shall have the meaning given them in the 2005-A Indenture, as in effect on the date hereof.

3.

in respect of 2006-B, on any Determination Date, (a) the average of the Delinquency Levels for the last 3 Due Periods is equal to or greater than 6%, or (b) the average of the Default Levels for the last 3 Due Periods exceeds 0.60%; provided, that, in the case of the foregoing clause (b), the BXG Servicer Trigger Event triggered thereby shall be deemed cured and no longer continuing when the average of the Default Levels is equal to or less than 0.60% for 3 consecutive Due Periods. The term “2006-B” used above shall mean that certain term securitization transaction related to the Notes issued by BXG Receivables Note Trust 2006-B (“2006-B Issuer”) pursuant to that certain Indenture dated as of September 15, 2006, by and among the 2006-B Issuer, Vacation Trust, Inc., Bluegreen Corporation, Concord Servicing Corporation and U.S. Bank National Association (as amended, the “2006-B Indenture”). Capitalized terms used above in this item 3 shall have the meaning given them in the 2006-B Indenture, as in effect on the date hereof.

4.

in respect of 2007-A, on any Determination Date, (a) the average of the Delinquency Levels for the last 3 Due Periods is equal to or greater than 6%, or (b) the average of the Default Levels for the last 3 Due Periods exceeds 0.60%; provided, that, in the case of the foregoing clause (b), the BXG Servicer Trigger Event triggered thereby shall be deemed cured and no longer continuing when the average of the Default Levels is equal to or less than 0.60% for 3 consecutive Due Periods. The term “2007-A” used above shall mean that certain term securitization transaction related to the Notes issued by BXG Receivables Note Trust 2007-A

(“2007-A Issuer”) pursuant to that certain Indenture dated as of September 15, 2007, by and among the 2007-A Issuer, Vacation Trust, Inc., Bluegreen Corporation, Concord Servicing Corporation and U.S. Bank National Association (as amended, the “2007-A Indenture”). Capitalized terms used above in this item 4 shall have the meaning given them in the 2007-A Indenture, as in effect on the date hereof.

5.

in respect of 2008-A, on any Determination Date, (a) the average of the Delinquency Levels for the last three Due Periods is equal to or greater than 6%, or (b) the average of the Default Levels for the last three Due Periods exceeds 0.60%; provided, that, in the case of the foregoing clause (b), the BXG Servicer Trigger Event triggered thereby shall be deemed cured and no longer continuing when the average of the Default Levels is equal to or less than 0.60% for 3 consecutive Due Periods. The term “2008-A” used above shall mean that certain term securitization transaction related to the Notes issued by BXG Receivables Note Trust 2008-A (“2008-A Issuer”) pursuant to that certain Indenture dated as of March 15, 2008, by and among the 2008-A Issuer, Vacation Trust, Inc., Bluegreen Corporation, Concord Servicing Corporation and U.S. Bank National Association (as amended, the “2008-A Indenture”). Capitalized terms used above in this item 5 shall have the meaning given them in the 2008-A Indenture, as in effect on the date hereof.

6.

in respect of the 2004 Owner Trust Facility, as of any Determination Date, (a) the Trailing Three Month (60 to 120) Day Delinquency Rate exceeds 7.0% and such excess exists for 30 days, (b) the Trailing Six Month Default Rate exceeds 8.0% and such excess exists for 30 days, or (c) with respect to any Tranche, the Lifetime Cumulative Default Rate for such Tranche shall exceed the Lifetime Termination Cumulative Default Threshold for such Tranche and the excess with respect to such Tranche shall continue to exist on the immediately succeeding Determination Date. The term “2004 Owner Trust Facility” used above shall mean that certain owner trust facility related to the Notes issued by BXG Receivables Owner Trust 2004-A (“2004-A Issuer”) pursuant to that certain Indenture, dated as of August 3, 2004, between the 2004-A Issuer and U.S. Bank National Association, as amended. Capitalized terms used above in this item 6 shall have the meaning given them in the Definitions Annex of the 2004 Owner Trust Facility, as in effect on the date hereof.

7.

in respect of the 2006 Owner Trust Facility, as of any Determination Date, (a) the Trailing Three Month (60 to 120) Day Delinquency Rate exceeds 7.0% and such excess exists for 30 days, (b) the Trailing Six Month Default Rate exceeds 8.0% and such excess exists for 30 days, or (c) with respect to any Tranche, the Lifetime Cumulative Default Rate for such Tranche shall exceed the Lifetime Termination Cumulative Default Threshold for such Tranche and the excess with respect to such Tranche shall continue to exist on the immediately succeeding Determination Date. The term “2006 Owner Trust Facility” used above shall mean that certain owner trust facility related to the Notes issued by BXG Receivables Owner Trust 2006-A (“2006-A Issuer”) pursuant to that certain Indenture, dated as of March 13, 2006, between the 2006-A Issuer and U.S. Bank National Association, as amended. Capitalized terms used above in this item 7 shall have the meaning given them in the Definitions Annex of the 2006 Owner Trust Facility, as in effect on the date hereof.

Each of the BXG Servicer Trigger Events shall be tested monthly as of a respective Determination Date (as defined, as applicable, in each of the aforementioned respective transactions) and provided to Bank along with the Monthly Financial Statements required herein. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the occurrence of a BXG Servicer Trigger Event shall not be deemed a Default hereunder or thereunder, and upon the occurrence of any such event, Bank’s remedy shall be limited to its rights to issue an Activation Instruction (as defined in Appendix 2 attached hereto) as more specifically set forth in Appendix 2 and the DACA (as defined in Appendix 2); provided, that, the foregoing shall not limit Bank’s rights under the “Material Adverse Change” provisions set forth in the “DEFAULT” section of the Refinancing Note to the extent that one or more BXG Servicer Trigger Events results in a material adverse change as described therein.

JOINDER. Bank agrees to join easements, declarations, condominium and timeshare documents, and other land development documents, to the extent relating to the Properties, provided same are in form and content reasonably acceptable to Bank.

CONDITIONS PRECEDENT. The amendment, restatement and consolidation of the Existing Loans and Existing Loan Documents in accordance with the terms of this Agreement (the “Closing”) are subject to (a) the receipt by Bank of each of the documents and items set forth on the Schedule of Closing Documents attached hereto as Appendix 3, together with such additional supporting documents as Bank or its counsel may reasonably request, all of which shall be in form and substance reasonably acceptable to Bank and Bank’s counsel, (b) the absence of any default or event of default under the Existing Loan Documents, (c) the receipt by Bank of satisfactory evidence that BXG’s junior subordinated debentures and all other debt of Borrowers (other than senior secured debt) have been subordinated to the Obligations on terms acceptable to Bank, and (d) the receipt by Bank of satisfactory evidence that the Adjusted Tangible Net Worth of BXG and its Subsidiaries, as measured on a consolidated basis as of December 31, 2009, shall be at least $680,232,000.

POST-CLOSING COVENANT. Within thirty (30) days after the Closing Date, Borrower shall deliver, or cause the delivery, to Bank of (1) title insurance policies issued by FATIC or its agent with respect to all of the Properties, all of which shall be in form and substance acceptable to Bank in its reasonable discretion (and at least in conformance with the pro forma policies issued at Closing, but also subject to any further revisions reasonably requested by Bank -- it being understood that Borrower shall continue to use good faith efforts to comply with the title insurance requirements previously delivered to Borrower by Bank), and (2) the local counsel opinions for each of the States in which the Properties are located, to the extent such local counsel opinions were not delivered at Closing.   Moreover, all of the title insurance policies shall contain “tie-in” endorsements between and among all title insurance policies.  All such “mark-ups” and endorsements shall be issued subject to the laws and rules of the jurisdiction in which the insured parcel is located and subject to the normal underwriting requirements of First American Title Insurance Company.

DEFAULTS AND REMEDIES. Borrowers’ failure to timely pay or perform any of the terms, covenants or obligations under this Agreement or a default under any other Loan Document, in any case not cured within the applicable cure period, if any, shall constitute a default (“Default”) under this Agreement and the other Loan Documents.

Upon the occurrence of a Default, Bank shall have the right to declare immediately due and payable the outstanding principal balance of the Refinancing Note, all accrued and unpaid interest thereon, and all other sums due in connection therewith, and Bank may exercise any right, power or remedy permitted by law or as set forth in any of the Loan Documents.

CLOSING FEE. Borrowers shall pay Bank a closing fee in the amount of $449,695.00, which fee shall be fully earned by Bank upon the effectiveness of the Closing but shall be paid by Borrowers in four equal semi-annual installments of $112,423.75, the first such installment to be paid on the date of the Closing and the remaining installments to be paid on October 31, 2010, April 30, 2011 and October 31, 2011 (or, if earlier, upon the occurrence of any Default involving the filing of a bankruptcy or insolvency proceeding by or against any Borrower or Bank’s declaration following the occurrence of any other Default that the principal balance of the Refinancing Note is due and payable).

COLLATERAL AUDITS AND APPRAISALS. Borrowers shall (a) cooperate with Bank in order to enable Bank (or its designee) to conduct such audits of Borrowers’ books and records and the Collateral as Bank may reasonably request from time to time, and to obtain such appraisals of the Properties as Bank may reasonably request from time to time, (b) pay Bank a fee of $1,100 per day, per auditor, plus out-of-pocket expenses, for each such audit performed by personnel employed or contracted by Bank, and (c) reimburse Bank for its out of pocket costs incurred in connection with each such appraisal requested by Bank; provided, that, (i) there would be no more than four such reimbursable audits during any calendar year, (ii) there would be no more than one such reimbursable appraisal of each Property during any calendar year, (iii) any audit or appraisal that is initiated while a Default exists shall not count against such limitations, and (iv) nothing contained herein shall limit Bank’s right to conduct audits and obtain appraisals (at its own cost) on a more frequent basis.

BANK EXPENSES. Borrowers shall reimburse Bank for all (a) costs and expenses (including taxes and insurance premiums) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by Bank, (b) reasonable fees and charges paid or incurred by Bank in connection with this Agreement, including fees and charges for filing and search fees, recording of Loan Documents, real estate title policies and endorsements, collateral audits and appraisals (subject to the limitations described above), real estate consultants engaged by Bank, and background investigations of Borrowers’ key management, (c) reasonable costs and expenses paid or incurred by Bank to correct any Default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (d) reasonable costs and expenses of third party claims or any other suit paid or incurred by Bank in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents, (e) Bank's reasonable fees and expenses (including reasonable attorneys’ fees) incurred in structuring, drafting, administering, or amending the Loan Documents, and (f) Bank's reasonable fees and expenses (including reasonable attorneys’ fees) incurred in terminating, enforcing (including reasonable attorneys’ fees incurred in connection with a “workout,” a “restructuring,” or a bankruptcy or insolvency proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought.

PARTIAL RELEASES. In connection with any sale by Borrowers of a Timeshare Interest or Other Real Estate Interest, Bank shall release such Timeshare Interest or Other Real Estate Interest from the lien of the applicable Mortgage provided that (a) Bank shall have received the applicable Release Payment required under the terms of the Refinancing Note, (b) no Default shall exist at the time of such requested partial release, (c) in the case of sales of Other Real Estate Interests, such sales are made for a sale price reasonably acceptable to Bank, (d) Borrowers shall have delivered a written request for such partial release to Bank which shall specify (i) the specific Timeshare Interest or Other Real Estate Interest to be released, (ii) the person(s) to whom such Timeshare Interest or Other Real Estate Interest are being sold, which person(s) shall not be an Affiliate of any Borrower, and (iii) the amount of the proposed Release Payment with respect thereto, and (e) Bank shall have received such instruments, agreements and other documents, in form and substance reasonably satisfactory to Bank, which Bank determines are necessary or appropriate to evidence and/or effectuate the partial release and to modify the Loan Documents as a result thereof. Subject to the satisfaction of the foregoing conditions with respect to any Timeshare Interest or Other Real Estate Interest, Bank shall execute a partial release of such Timeshare Interest or Other Real Estate Interest from the lien of the applicable Mortgage in a form substantially similar to the form set forth on Exhibit A attached hereto, taking into consideration applicable jurisdictional and real estate related requirements.

In addition to the releases provided above, Bank agrees that, without requiring payment of any Release Payments, Bank shall either release from the lien of the applicable Mortgage, or subordinate the lien of the applicable Mortgage (with the decision to either release or subordinate being made by Bank in its sole and reasonable discretion) to, those portions of Other Real Estate necessary for utility easements, dedicated public roads, common elements (including any parts to be transferred to a homeowners’ association or the like), parking lots, green spaces, recreation areas, and similar purposes, provided, that, as conditions precedent to any such release or subordination, (i) Borrowers have complied with the requirements of subclauses (b), (d) and (e) of the preceding paragraph (except that the requirements relating to Release Payments shall not be applicable), (ii) Bank is furnished with a survey or other document reasonably satisfactory to Bank depicting and describing the real property to be released, together with copies of all documents delivered in connection with, or evidencing the conveyance or dedication of any such interests,, and (iii) such requested release will not adversely effect the value of the applicable Other Real Estate.

CERTAIN DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

“Collateral” means, collectively, all of the real and personal property now or hereafter granted, pledged or assigned to Bank as security for any of the Obligations, including, without limitation, all of the property subject to the Mortgages and all of the Securitization Interests.

“Communities Subsidiary” means, collectively, all of BXG’s Subsidiaries listed on Appendix 4 attached hereto, together with any other now existing or hereafter arising Subsidiary of BXG that is engaged exclusively in the communities development business.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Material Adverse Effect” means (a) a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrowers, taken as a whole, or the value of the Collateral, taken as a whole, (b) a material impairment of any Borrower’s ability to pay or perform its Obligations under the Loan Documents to which it is a party or of Bank’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Bank’s liens or security interests with respect to the Collateral.

“Mortgages” means, collectively, all of the deeds of trust, mortgages and other encumbrances (including modifications, amendments and spreader agreements relating thereto) now or hereafter executed by any Borrower in favor of Bank (or for its benefit) with respect to any of the Properties as security for the Obligations.

“Other Real Estate Interests” means, collectively, all of the Properties other than any portion thereof that consists of Timeshare Interests.

“Permitted Dispositions” means, so long as no Default exists, (a) sales and transfers of properties and assets (including Timeshare Interests and Other Real Estate Interests, but excluding the Securitization Interests) in the ordinary course of business of BXG and its Subsidiaries, provided, that, in the case of any sale or transfer of Timeshare Interests or Other Real Estate Interests, Borrowers comply with all of the terms of the Loan Documents relating thereto as a condition precedent to any such sale or transfer, including, without limitation, the requirement to make Release Payments in accordance with the terms of this Agreement and the Refinancing Note, (b) sales and transfers of properties or assets of, or capital stock in, any Other Subsidiary, so long as (i) such sale or transfer is made to a non-Affiliate in an arms-length transaction for fair consideration (and, in the case of any sale or transfer not involving a Communities Subsidiary, at least 80% of such consideration must be in the form of cash received upon the consummation of such sale or transfer), and (ii) after giving effect to such sale or transfer, Borrowers are in compliance with each of the financial and portfolio covenants contained herein, in each case as calculated on a pro forma basis as of the most recent fiscal quarter end for which Borrowers are then required to have delivered financial statements hereunder (as if such sale or transfer had been consummated as of such fiscal quarter end), (c) sales and transfers of properties or assets of any Other Subsidiary to another Borrower, and (d) the liquidation or dissolution of any Other Subsidiary following the sale or transfer of all of its properties and assets in one or more transactions permitted under clauses (b) through (c) above.

“Timeshare Interests” means, collectively, the portions of the Properties that consist of unsold timeshare interests or units.

NOTICES. Any notices to Borrowers shall be sufficiently given, if in writing and mailed (certified, return receipt requested) or delivered (via nationally recognized overnight courier service) to (a) Borrowers’ address shown above (attention General Counsel) or such other address as provided hereunder, and (b) to Bank at Wells Fargo Bank, N.A., Mail Code VA7628/R4057-01Z, P.O. Box 13327, Roanoke, Virginia 24040 or Wells Fargo Bank, N.A., Mail Code VA7628/R4057-0Z, 7711 Plantation Road, Roanoke, Virginia 24019, or such other address as Bank may specify in writing from time to time. In the event that Borrowers change Borrowers’ address at any time prior to the date the Obligations are paid in full, Borrowers agree to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.

JOINT AND SEVERAL OBLIGATIONS; BXG AS AGENT. Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the accommodations provided by Bank under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower, and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Each Borrower hereby irrevocably appoints BXG as its agent for all purposes of delivering certificates, notices and other documents hereunder on behalf of all of the Borrowers, and for the purpose of receiving and accepting all notices and demands hereunder from Bank on behalf of all Borrowers.

COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by electronic facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by electronic facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

RELEASE OF BANK. In order to induce Bank to enter into this Agreement, each Borrower hereby releases, remises, acquits and forever discharges Bank and each of its employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”) from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or connected to the Existing Loans or any of the Existing Loan Documents.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended, Restated and Consolidated Loan Agreement to be executed and delivered as of the date first above written.

BORROWERS:

BLUEGREEN CORPORATION

By:
Name:	Anthony M. Puleo
Title:	SVP, CFO and Treasurer

BLUEGREEN VACATIONS UNLIMITED, INC.

By:
Name:	Anthony M. Puleo
Title:	Vice President and Treasurer

BLUEGREEN LOUISIANA, LLC

By:
Name:	Anthony M. Puleo
Title:	Vice President and Treasurer

CATAWBA FALLS, LLC

BLUEGREEN PURCHASING & DESIGN, INC.

BLUEGREEN RESORTS MANAGEMENT, INC.

PINNACLE VACATIONS, INC.

TRAVELHEADS, INC.

BLUEGREEN HOLDING CORPORATION (TEXAS)

LEISURE COMMUNICATION NETWORK, INC.

BLUEGREEN SOUTHWEST LAND, INC.

BLUEGREEN GOLF CLUBS, INC.

BLUEGREEN NEVADA, LLC

BLUEGREEN INTERIORS, LLC

BXG CONSTRUCTION, LLC

FAMILY FUN COMPANY, LLC

GREAT VACATION DESTINATIONS, INC.

BLUEGREEN RESORTS INTERNATIONAL, INC.

BLUEGREEN ASSET MANAGEMENT CORPORATION

BLUEGREEN COMMUNITIES OF GEORGIA, LLC

LEISUREPATH, INC.

BXG REALTY, INC.

TEXAS HOMESITE REALTY, INC.

BLUEGREEN GUARANTY CORPORATION

JORDAN LAKE PRESERVE CORPORATION

LAKE RIDGE REALTY, INC.

BLUEGREEN COMMUNITIES OF GEORGIA REALTY, INC.

BLUEGREEN CORPORATION OF TENNESSEE

BXG REALTY TENN, INC.

BLUEGREEN PROPERTIES OF VIRGINIA, INC.

MANAGED ASSETS CORPORATION

BXG MINERAL HOLDINGS, LLC

NEW ENGLAND ADVERTISING CORPORATION

LEISURE CAPITAL CORPORATION

ENCORE REWARDS, INC.

MYSTIC SHORES AT CANYON LAKE, LLC

THE COMMUNITIES AT HAVENWOOD, LLC

KING OAK AT COLLEGE STATION, LLC

THE COMMUNITIES AT SADDLE CREEK, LLC

THE VINEYARD AT VINTAGE OAKS, LLC

THE COMMUNITIES AT LAKE RIDGE, LLC

THE COMMUNITIES AT SUGAR TREE, LLC

By:
Name:	Anthony M. Puleo
Title:	Vice President and Treasurer of each of the “Other Subsidiaries” listed above

BLUEGREEN SOUTHWEST ONE, L.P.
BLUEGREEN COMMUNITIES OF TEXAS, L.P.

By:	Bluegreen Southwest Land, Inc., as General Partner

By:
Name:	Anthony M. Puleo
Title:	Vice President and Treasurer

LENDER:

WELLS FARGO BANK, N.A.

By:
Name:	Karen Leikert
Title:	Senior Vice President

Appendix 1 - Additional Real Estate

This Appendix is attached to and made a part of that certain Amended, Restated and Consolidated Loan Agreement (as amended, modified, restated and supplemented from time to time, the “Agreement”) dated as of April 30, 2010 among BLUEGREEN CORPORATION, a Massachusetts corporation (“BXG”), BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation (“BVU”), BLUEGREEN LOUISIANA, LLC, a Delaware limited liability company (“BXG Louisiana”), and the other Subsidiaries of BXG listed on the signature pages thereto (the “Other Subsidiaries”; together with BXG, BVU and BXG Louisiana, collectively, “Borrowers”), and WELLS FARGO BANK, N.A., successor by merger to Wachovia Bank, National Association (the “Bank”).

Additional Real Estate

•	Certain timeshare intervals in respect of Wilderness Traveler at Shenandoah, Gordonsville, VA (sometimes referred to as Phase 1 and Phase 2)

•	Certain vacant land and improvements convertible to timeshare in respect of Wilderness Traveler at Shenandoah, Gordonsville, VA (sometimes referred to as Phase 3 and Phase 4)

•	Certain vacant land and improvements convertible to timeshare in respect of Mountain Loft Resort, Gatlinburg, TN

•	Certain timeshare intervals in respect of Mountain Loft Resort I, Gatlinburg, TN

•	Certain timeshare intervals in respect of Mountain Loft Resort II, Gatlinburg, TN

•	Certain timeshare intervals (Villas, Timbers and Campground developments) in respect of Christmas Mountain Village, Wisconsin Dells, WI

•	Certain timeshare intervals in respect of Falls Village, Branson, MO

•	Vacant Land at Big Sky, Big Sky, MT

Appendix 2 - Securitization Interests

This Appendix is attached to and made a part of that certain Amended, Restated and Consolidated Loan Agreement (as amended, modified, restated and supplemented from time to time, the “Agreement”) dated as of April 30, 2010 among BLUEGREEN CORPORATION, a Massachusetts corporation (“BXG”), BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation (“BVU”), BLUEGREEN LOUISIANA, LLC, a Delaware limited liability company (“BXG Louisiana”), and the other Subsidiaries of BXG listed on the signature pages thereto (the “Other Subsidiaries”; together with BXG, BVU and BXG Louisiana, collectively, “Borrowers”), and WELLS FARGO BANK, N.A., successor by merger to Wachovia Bank, National Association (the “Bank”).

CERTAIN DEFINITIONS. As used herein and throughout the Agreement, the following terms shall have the meanings set forth below:

“Pledged Residual Interests” means (a) all now owned or hereafter acquired rights, title and interest of BXG in, to, and with respect to, all residual economic interests in the Trusts and all rights as the “Residual Interest Owner” and/or holder of the “Residual Interest Certificate” thereof, and (b) any other right, title and interest of BXG, in, to, and with respect to, any other residual economic interests that are (i) subsequently issued to or obtained by BXG as part of or in connection with a securitization transaction entered into by BXG, and (ii) pledged by BXG as additional Collateral pursuant to documentation satisfactory in form and substance to Bank.

“Residual Agreements” the Securitization Documents in respect to which BXG is the “Residual Interest Owner” and/or holder of the “Residual Interest Certificate,” including without limitation the trust agreement relating to each of the 2004-A Trust, 2004-B Trust, 2005-A Trust, 2006-A Trust, 2006-B Trust, 2007-A Trust, and 2008-A Trust, and as any of the same may hereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of any such agreement.

“Securitization Documents” the trust agreement, the sale and servicing agreement, the indenture and any other operative agreements to which BXG is a party relating to the Pledged Residual Interests, including without limitation the agreements listed below, and as any of the same may hereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of any such agreement:

1. (i) Amended and Restated Trust Agreement dated July 8, 2004, by and among Bluegreen Receivables Finance Corporation VIII, GSS Holdings, Inc. and Wilmington Trust Company, relating to BXG Receivables Note Trust 2004-B (the “2004-B Trust”); and (ii) Indenture dated as of June 15, 2004 by and among the 2004-B Trust, BXG, as Servicer, Vacation Trust, Inc., Concord Servicing Corporation, and U.S. Bank National Association.

2. (i) Trust Agreement dated August 3, 2004, by and among Bluegreen Receivables Finance Corporation VII (the “2004-A Trust Depositor”), GSS Holdings, Inc., and Wilmington Trust Company, relating to BXG Receivables Owner Trust 2004-A (the “2004-A Trust”); (ii) Sale and Servicing Agreement dated August 3, 2004, among the 2004-A Trust, the 2004-A Trust Depositor, BXG, Concord Servicing Corporation, Vacation Trust, Inc., U.S. Bank National Association, General Electric Capital Corporation, and the persons from time to time signatory thereto as noteholders; and (iii) Indenture dated as of August 3, 2004, between the 2004-A Trust and U.S. Bank National Association.

3. (i) Amended and Restated Trust Agreement dated December 28, 2005, by and among Bluegreen Receivables Finance Corporation X, GSS Holdings, Inc., and Wilmington Trust Company, relating to BXG Receivables Note Trust 2005-A (the “2005-A Trust”); and (ii) Indenture dated as of December 15, 2005, by and among the 2005-A Trust, BXG, as Servicer, Vacation Trust, Inc., Concord Servicing Corporation and U.S. Bank National Association.

4. (i) Trust Agreement dated March 13, 2006, by and among Bluegreen Receivables Finance Corporation XI (the “2006-A Trust Depositor”), GSS Holdings, Inc., and Wilmington Trust Company, relating to BXG Receivables Owner Trust 2006-A (the “2006-A Trust”); (ii) Sale and Servicing Agreement among the 2006-A Trust, the 2006-A Trust Depositor, BXG, Concord Servicing Corporation, Vacation Trust, Inc., U.S. Bank National Association, General Electric Capital Corporation, and the persons signatory thereto as noteholders; and (iii) Indenture between the 2006-A Trust and U.S. Bank National Association.

5. (i) Trust Agreement dated September 8, 2006, by and among Bluegreen Receivables Finance Corporation XII, GSS Holdings, Inc., and Wilmington Trust Company, relating to BXG Receivables Note Trust 2006-B (the “2006-B Trust”); and (ii) Indenture dated as of September 15, 2006, by and among the 2006-B Trust, BXG, as Servicer, Vacation Trust, Inc., Concord Servicing Corporation, and U.S. Bank National Association.

6. (i) Amended and Restated Trust Agreement dated September 28, 2007, by and between BRF Corporation 2007-A, and Wilmington Trust Company, relating to BXG Receivables Note Trust 2007-A (the “2007-A Trust”); and (ii) Indenture dated September 15, 2007 by and among the 2007-A Trust, BXG, as Servicer, Vacation Trust, Inc., Concord Servicing Corporation, and U.S. Bank National Association.

7. (i) Amended and Restated Trust Agreement dated March 31, 2008, by and between BRFC 2008-A LLC, and Wilmington Trust Company, relating to BXG Receivables Note Trust 2008-A (the “2008-A Trust”); and (ii) Indenture dated as of March 15, 2008 by and among the 2008-A Trust, BXG, as Servicer, Vacation Trust, Inc., Concord Servicing Corporation, and U.S. Bank National Association.

“Securitization Interests” means all of BXG’s right, title and interest in, to and under the following: (a) all Pledged Residual Interests; (b) any certificates now or hereafter representing the Pledged Residual Interests; (c) all payments, distributions, rights, replacements, substitutions and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion, reclassification or other like change of the Pledged Residual Interests; (d) all rights, privileges, powers, authority, claims and interests of BXG relating to or with respect to the Pledged Residual Interests and the property referred to in clauses (b) and (c) above, including, without limitation, under the respective trust agreement; (e) all general intangibles and investment property constituting, representing or otherwise evidencing any of the foregoing; (f) all accounts arising from the Pledged Residual Interests; (g) all rights and interests of BXG, in its capacity as “Residual Interest Owner” and/or holder of the “Residual Interest Certificate,” under the Residual Agreements; and (h) all proceeds of any of the foregoing.

“Trusts” means, collectively, the following trusts: (i) 2004-A Trust, (ii) 2004-B Trust, (iii) 2005-A Trust, (iv) 2006-A Trust, (v) 2006-B Trust, (vi) 2007-A Trust, and (vii) 2008-A Trust.

CONDITIONS PRECEDENT. In addition to the Conditions Precedent set forth in the Agreement, the Closing is subject to (a) the receipt by Bank of all of the original certificates that evidence the Pledged

Residual Interests and the related collateral assignment documents to effectuate the transfer of the Pledged Residual Interests, as executed by BXG in blank, (b) the receipt by Bank of one or more pledge and security agreements, in form and substance satisfactory to Bank, further evidencing BXG’s pledge to Bank of the Securitization Interests, (c) a certificate in form and substance satisfactory to Bank from an authorized officer of BXG as to the publicly filed Securitization Documents, (d) the DACA (as defined below) duly executed by BXG, the Depository Bank and Bank in connection with Bank’s security interest in the Residuals Deposit Account (as defined below), (e) an assignment from each of Bluegreen Receivables Finance Corporation VII and Bluegreen Receivables Finance Corporation XI, in form and substance satisfactory to Bank, regarding each such entity’s assignment of any rights in and to any funds received by such entity relating to, comprising or arising from Pledged Residual Interests, (f) an instruction letter, in form and substance satisfactory to Bank, from BXG to U.S. Bank National Association (“U.S. Bank”) and to Wilmington Trust Company (“Wilmington”) instructing each of U.S. Bank and Wilmington to deposit any payments received by them (or either of them) on account of or comprising Pledged Residual Interests into the Residuals Deposit Account, (g) a UCC financing statement filed on or prior to the date hereof evidencing Borrowers’ pledge of the Securitization Interests, and (h) the receipt by Bank of any other documents as Bank or its counsel may reasonably request, in form and substance acceptable to Bank’s counsel, to evidence or effect the pledge of the Securitization Interests.

CERTAIN REPRESENTATIONS REGARDING THE SECURITIZATION INTERESTS. BXG represents that: (a) BXG has not sold, assigned or otherwise transferred any rights associated with the Securitization Interests; (b) no consent of any other Person is required for the grant of the security interest in the Securitization Interests nor will any consent need to be obtained upon the occurrence of a Default for the Bank to exercise its rights with respect to the Securitization Interests; provided, however, that Bank’s ability to exercise its right with respect to the Securitization Interests may be subject to the satisfaction of certain conditions precedent applicable to assignments or other transfers of Securitization Interests, as further set forth in the applicable Securitization Documents; (c) each Pledged Residual Interest owned by BXG has been transferred to BXG in accordance with the requirements of the Securitization Documents applicable to such Pledged Residual Interest, and BXG is the owner of each such Pledged Residual Interest, free and clear of all liens, subject to the terms and conditions of the Residual Agreements; (d) true and complete copies of the Securitization Documents have been delivered to Bank and the information relating to BXG contained in the Securitization Documents is true and complete in all material respects; (e) to its knowledge, there is no default or event of default under any of the Securitization Documents; and (f) BXG owns all right, title and interest in and to all Pledged Residual Interests and other Securitization Interests, subject to the terms and conditions of the Residual Agreements.

CERTAIN NEGATIVE COVENANTS REGARDING THE SECURITIZATION INTERESTS. BXG agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, BXG will not: Limitations on Modifications, Amendments. Consent to any amendment, modification, termination or waiver of any provision of any Securitization Document in any manner which would adversely affect the Securitization Interests or BXG’s or Bank’s ability to collect or receive the Pledged Residual Interests. Failure to Exercise Rights. Fail to exercise promptly and diligently each and every right which BXG may have under any Securitization Document where the failure to so act could reasonably be expected to adversely affect the value of the Securitization Interests. Limitation on Exercise of Optional Redemption of Notes. Exercise any optional “clean-up call” redemption or repurchase option granted to BXG of all outstanding trust assets in any asset pool in connection with any securitization or similar transaction evidenced by the Securitization Documents.

CERTAIN AFFIRMATIVE COVENANTS REGARDING THE SECURITIZATION INTERESTS. BXG agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, BXG will: Residuals Deposit Account. Establish and maintain a bank account (the “Residuals Deposit Account”) with Wells Fargo Bank, N.A. or an Affiliate thereof (the “Depository Bank”) for the exclusive purpose of depositing all payments on or with respect to all Pledged Residual Interests. The Residuals Deposit Account shall be subject to a control account agreement, in form and substance satisfactory to Bank (the “DACA”). BXG shall (i) request in writing and otherwise take such reasonable steps to ensure that all appropriate parties forward payment of the amounts owed by them on or with respect to Pledged Residual Interests directly to the Residuals Deposit Account, and (ii) cause all payments on or with respect to the Pledged Residual Interests to be remitted directly to the Residuals Deposit Account. The DACA shall provide, among other things, that upon the instruction of the Bank (an “Activation Instruction”), the Depository Bank will forward by daily sweep all amounts in the Residuals Deposit Account pursuant to the instructions of Bank. Prior to Bank’s issuance of such Activation Instruction, BXG shall be permitted to access to the funds in the Residuals Deposit Account without further consent from the Bank. Bank agrees not to issue an Activation Instruction with respect to the Residuals Deposit Account unless a Default has occurred and is continuing at the time such Activation Instruction is issued or, upon the occurrence and continuance of a BXG Servicer Trigger Event as set forth in the Agreement, Bank is otherwise entitled to do so in accordance with the terms of the Agreement. Future Securitization Facility. In connection with the first securitization or similar transaction entered into by BXG, or a Subsidiary thereof (as originator of the loans sold or pledged thereby), following the Closing that is acceptable to Bank, whereby BXG or such Subsidiary acquires any residual interests, BXG or such Subsidiary shall, unless otherwise prohibited by the terms of such securitization or applicable law or regulation, (i) pledge such residual interests to Bank pursuant to a pledge and security agreement substantially similar to the pledge and security agreements executed in connection with the other Pledged Residual Interests, (ii) deliver the original certificates that evidence the new pledged residual interests and the related collateral assignment documents to effectuate the transfer of the newly pledged residual interests, as executed by BXG or such Subsidiary in blank, and (iii) deliver such other documents, certificates or agreements as may be required by Bank in connection with the pledge of such residual interests to Bank, all in a manner consistent with the deliveries made in connection with the Pledged Residual Interests as of the Closing and the terms hereof. Reporting. (i) promptly notify Bank of any default or event of default of BXG under any Securitization Document of which BXG becomes aware, (ii) promptly following BXG’s delivery thereof, deliver to Bank all “Monthly Reports” or “Monthly Servicer Reports” in a format substantially similar to that previously provided to Bank and as are delivered by BXG inconnection with or pursuant to the Securitization Documents, and (iii) from time to time, deliver such other information regarding the Securitization Interests as Bank may reasonably request. Compliance with Securitization Documents. BXG shall comply with all of the terms and conditions of the Securitization Documents applicable to it, including without limitation any obligation of BXG as Servicer to make deposits into, or direct the deposit of collections into, the Collection Account (as defined in the respective, applicable Securitization Documents), and to comply with any other servicing obligations of BXG as Servicer under, as applicable, each of the Securitization Documents.

Appendix 3 - Schedule of Closing Documents

This Appendix is attached to and made a part of that certain Amended, Restated and Consolidated Loan Agreement (as amended, modified, restated and supplemented from time to time, the “Agreement”) dated as of April 30, 2010 among BLUEGREEN CORPORATION, a Massachusetts corporation (“BXG”), BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation (“BVU”), BLUEGREEN LOUISIANA, LLC, a Delaware limited liability company (“BXG Louisiana”), and the other Subsidiaries of BXG listed on the signature pages thereto (the “Other Subsidiaries”; together with BXG, BVU and BXG Louisiana, collectively, “Borrowers”), and WELLS FARGO BANK, N.A., successor by merger to Wachovia Bank, National Association (the “Bank”).

[Schedule of Closing Documents is attached]

Appendix 4 - Communities Subsidiaries

CATAWBA FALLS, LLC
BLUEGREEN HOLDING CORPORATION (TEXAS)
BLUEGREEN SOUTHWEST ONE, L.P.
BLUEGREEN SOUTHWEST LAND, INC.
BLUEGREEN COMMUNITIES OF TEXAS, L.P.
BLUEGREEN GOLF CLUBS, INC.
BLUEGREEN ASSET MANAGEMENT CORPORATION
BLUEGREEN COMMUNITIES OF GEORGIA, LLC
BXG REALTY, INC.
TEXAS HOMESITE REALTY, INC.
JORDAN LAKE PRESERVE CORPORATION
LAKE RIDGE REALTY, INC.
BLUEGREEN COMMUNITIES OF GEORGIA REALTY, INC.
BLUEGREEN CORPORATION OF TENNESSEE
BXG REALTY TENN, INC.
BLUEGREEN PROPERTIES OF VIRGINIA, INC.
BXG MINERAL HOLDINGS, LLC
NEW ENGLAND ADVERTISING CORPORATION
MYSTIC SHORES AT CANYON LAKE, LLC
THE COMMUNITIES AT HAVENWOOD, LLC
KING OAKS AT COLLEGE STATION LLC
THE COMMUNITIES AT SADDLE CREEK LLC
THE VINEYARD AT VINTAGE OAKS LLC
THE COMMUNITIES AT LAKE RIDGE LLC
THE COMMUNITIES AT SUGAR TREE, LLC

Schedule 1 - Form of Compliance Certificate

Exhibit A

Form of Partial Release

Exhibit B

Underwriting Guidelines